SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 N. Lamar Blvd., Suite 300

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-5566

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Effective January 1, 2005, we entered into a three year distribution agreement with United Natural Foods, Inc., pursuant to which UNFI will continue to act as our primary distributor in the regions where it currently serves. The terms of the agreement, effective January 1, 2005, are consistent with the existing distribution agreement which expires on December 31, 2004.

The agreement relates to the following product categories: (i) natural foods/grocery items, (ii) organic packaged grocery products, (iii) frozen products (including certain grocery and meats), (iv) branded bulk products, (v) vitamins, supplements, body care and other health and beauty aid products, (vi) dairy products and (vii) selected specialty items (but excluding produce, mercantile and other categories not specifically identified above). Produce, non-branded bulk items and alcoholic beverages are not included as product categories for purposes of the agreement.

The agreement specifies that our facilities in all regions in which UNFI is currently the primary distributor are required to purchase a majority of the products they purchase in the covered product categories from UNFI. Also we are required to purchase a stated minimum amount of products during each 12-month period of the term of the agreement.

Item 8.01 Other Events

We issued a press release on December 28, 2004 regarding the entering of the distribution agreement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release dated December 28, 2004.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: December 28, 2004	By:	/s/ Glenda Flanagan.
Glenda Flanagan
Executive Vice President and
Chief Financial Officer

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